Exhibit 99.1

Windstream completes split-off of directory publishing business

Release date: Nov. 30, 2007

LITTLE ROCK, Ark. - Windstream Corporation (NYSE: WIN) today completed the split-off of its directory publishing business, Windstream Yellow Pages, in a tax-free transaction to affiliates of Welsh, Carson, Anderson & Stowe, a private equity investment firm. The transaction was originally announced on Dec. 13, 2006.

In the transaction, Windstream repurchased approximately 19.6 million of its shares held by affiliates of Welsh, Carson, Anderson & Stowe and retired approximately $210 million in debt. The company also received $40 million in cash that it must use to repurchase shares or retire debt in the next 12 months. Windstream intends to use this cash to repurchase its shares in the open market or in privately negotiated transactions pursuant to the plan that includes the split-off transaction. The timing and extent to which the company repurchases its shares will depend upon market conditions and other considerations.

Goldman Sachs & Co. acted as financial adviser to Windstream and Stephens Inc. provided a fairness opinion. Kutak Rock LLP and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to Windstream.

About Windstream

Windstream Corporation provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.3 billion in annual revenues. For more information, visit www.windstream.com.

Certain statements contained herein, including without limitation those related to Windstream's intention to repurchase up to $40 million of its shares, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream's debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; the adoption of inter-carrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; an adverse development regarding the tax treatment of the spinoff from Alltel on July 17, 2006, and the restrictions on certain financing and other activities imposed by the tax sharing agreement with Alltel; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; and those additional factors under the caption "Risk Factors" in Windstream's Form 10-K for the year ended Dec. 31, 2006. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results and events to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in Windstream's filings with the Securities and Exchange Commission at www.sec.gov.